UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 4, 2020

Postal Realty Trust, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-38903	83-2586114
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Columbia Avenue

Cedarhurst, NY 11516

(Address of Principal Executive Offices) (Zip Code)

(516) 295-7820

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	PSTL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On December 4, 2020, Thorn Hill Postal Realty Holdings LLC, a wholly-owned subsidiary of Postal Realty LP, the operating partnership of Postal Realty Trust, Inc. (the “Company”), completed the previously announced acquisition (the “Acquisition”) of an approximately 431,000 square foot industrial property leased primarily to the United States Postal Service (the “USPS”) located in Warrendale, Pennsylvania (the “Industrial Property”). The USPS occupies approximately 73% of this property as a processing and distribution center with the balance occupied by two other tenants, and the Industrial Property currently generates a weighted average rent of $7.12 per square foot. The Industrial Property was previously owned by The Northwestern Mutual Life Insurance Company, who is not affiliated with the Company or its affiliates.

The purchase price of the Industrial Property was $47.0 million, which excludes closing costs. The Company funded the purchase with $47.0 million of cash from borrowings under the Company’s senior revolving credit facility. The Company is in negotiations with one or more lenders and expects to announce a property-level financing for the Industrial Property in the first quarter of 2021.

Item 7.01. Regulation FD Disclosure.

The Company issued a press release on December 8, 2020 announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

The information in this Item 7.01 and the related information in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Property Acquired.

The Independent Auditors’ Report and Statements of Revenues and Certain Expenses for the nine months ended September 30, 2020 (unaudited) and for the year ended December 31, 2019 (audited) for the property known as the Industrial Property, together with the related notes thereto, were previously filed as Exhibit 99.2 to the Current Report on Form 8-K filed by Postal Realty Trust, Inc. on December 2, 2020 and are incorporated by reference herein.

(b)	Pro Forma Financial Information.

The Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2020 and the Unaudited Pro Forma Consolidated Statement of Operations for the nine months ended September 30, 2020 and the Unaudited Pro Forma Combined Consolidated Statement of Operations for the year ended December 31, 2019 for Postal Realty Trust, Inc., together with the related notes thereto, were previously filed as Exhibit 99.3 to the Current Report on Form 8-K filed by Postal Realty Trust, Inc. on December 2, 2020 and are incorporated by reference herein.

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release of Postal Realty Trust, Inc., dated December 8, 2020

Cautionary Note Regarding Forward-Looking Statements

Certain matters within this Current Report on Form 8-K, including with respect to the details of any possible future financing, are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statements. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Quarterly Report on Form 10-Q for the three months ended September 30, 2020 and other reports filed by the Company with the U.S. Securities and Exchange Commission from time to time.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSTAL REALTY TRUST, INC.

Date: December 8, 2020	By:	/s/ Jeremy Garber
	Name:	Jeremy Garber
	Title:	President, Treasurer and Secretary

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